                           TELE-COMMUNICATIONS, INC.

                          OFFER TO PURCHASE FOR CASH
            SHARES OF ITS SERIES A LIBERTY MEDIA GROUP COMMON STOCK
                                      AND
                   SERIES B LIBERTY MEDIA GROUP COMMON STOCK
                   UP TO 10,000,000 SHARES IN THE AGGREGATE
                             AT $27 NET PER SHARE

  THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 17, 1997, UNLESS THE OFFER IS EXTENDED.

                                                                August 19, 1997

To Our Clients:

  Enclosed for your consideration is the Offer to Purchase (the "Offer to Purchase") of Tele-Communications, Inc., a Delaware corporation (the "Company"), dated August 19, 1997, and the related Letter of Transmittal, which together constitute the "Offer," relating to the Company's offer to purchase shares of its Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share, and shares of its Tele-Communications, Inc. Series B Liberty Media Group Common Stock, par value $1.00 per share (collectively, the "Shares"), up to 10,000,000 Shares in the aggregate, at $27 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Also enclosed herewith is certain other material related to the Offer. Terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Offer to Purchase.

  If, prior to the Expiration Date, more than 10,000,000 Shares (or such greater number of Shares as the Company may elect to purchase) are validly tendered and not properly withdrawn, the Company will, upon the terms and subject to the conditions of the Offer, accept Shares for purchase (a) first, from Odd Lot Holders whose Shares are validly tendered and not properly withdrawn; and (b) then, on a pro rata basis from all other stockholders whose Shares are validly tendered and not properly withdrawn. See Sections 1 and 3 of the Offer to Purchase.

  WE ARE THE OWNER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER YOUR SHARES, AND THEN ONLY PURSUANT TO YOUR INSTRUCTIONS. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE THE LETTER OF TRANSMITTAL TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

  Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account upon the terms and subject to the conditions of the Offer.

  We call your attention to the following:

    1. The tender price is $27 per Share, as indicated in the attached Instruction Form, net to you in cash.

    2. The Offer is extended for up to 10,000,000 Shares. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

    3. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Wednesday, September 17, 1997, unless the Offer is extended. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf on or before the Expiration Date of the Offer.

    4. Tendering stockholders will not be obligated to pay any brokerage commissions, solicitation fees, or, subject to Instruction 6 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

    5. If you hold beneficially or of record an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares prior to the Expiration Date and complete the item captioned "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares validly tendered and not properly withdrawn prior to the Expiration Date.

    6. As described in Section 1 of the Offer to Purchase, if more than 10,000,000 Shares have been validly tendered and not properly withdrawn prior to the Expiration Date, the Company will purchase validly tendered Shares in the following order of priority:

      (a) first, all Shares validly tendered and not properly withdrawn prior to the Expiration Date by any Odd Lot Holder who:

        (1) tenders all Shares owned beneficially or of record by such Odd Lot Holder (tenders of less than all Shares owned by such a stockholder will not qualify for this preference); and

        (2) completes the item captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed
      Delivery; and

      (b) then, after purchase of all of the foregoing Shares, all other Shares validly tendered and not properly withdrawn prior to the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchases of fractional Shares) as described in Section 1 of the Offer to Purchase.

  The Offer is being made to all holders of Shares. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where making the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company's behalf by Salomon Brothers Inc or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 17, 1997, UNLESS THE OFFER IS EXTENDED.

                               INSTRUCTION FORM

                           TELE-COMMUNICATIONS, INC.

                          OFFER TO PURCHASE FOR CASH
            SHARES OF ITS SERIES A LIBERTY MEDIA GROUP COMMON STOCK
                                      AND
                   SERIES B LIBERTY MEDIA GROUP COMMON STOCK
                   UP TO 10,000,000 SHARES IN THE AGGREGATE
                             AT $27 NET PER SHARE

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 19, 1997, and the related Letter of Transmittal, which together constitute the "Offer," relating to the offer by Tele-Communications, Inc., a Delaware corporation (the "Company"), to purchase shares of its Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share, and shares of its Tele-Communications, Inc. Series B Liberty Media Group Common Stock, par value $1.00 per share (collectively, the "Shares"), up to 10,000,000 Shares in the aggregate, at $27 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

  Please tender to the Company, on (our) (my) behalf, the number of Shares indicated below, which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions contained in the Offer.

--------------------------------------------------------------------------------
                       NUMBER OF SHARES TO BE TENDERED*

Number of Shares of Series A Liberty Media Group Common Stock Tendered:
                                                                       ---------

Number of Shares of Series B Liberty Media Group Common Stock Tendered:
                                                                       ---------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   ODD LOTS

[_] By checking this box the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 Shares and is tendering all of such Shares.
 -------------------------------------------------------------------------------

  THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

  NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO STOCKHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES OF SERIES A LIBERTY MEDIA GROUP COMMON STOCK OR SERIES B LIBERTY MEDIA GROUP COMMON STOCK. EACH STOCKHOLDER MUST MAKE THE DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. THE COMPANY HAS BEEN ADVISED THAT NONE OF ITS DIRECTORS OR EXECUTIVE OFFICERS INTENDS TO TENDER ANY SHARES PURSUANT TO THE OFFER.

Dated:                         , 1997
      -------------------------

Signature(s):                             Address(es):
                                                      -------------------------
-------------------------------------
                                          -------------------------------------
-------------------------------------                                (Zip Code)

Name(s):                                  Area Code and
                                          Telephone Number(s):
-------------------------------------                         -----------------

-------------------------------------     -------------------------------------
            Please Print

Social Security or Taxpayer ID Number(s):

-------------------------------------

-------------------------------------

                                       3